Exhibit 99.1

Cirrus Logic Reports Fiscal Q3 2010 Financial Results

Forecasts Over 60 Percent Year-Over-Year Revenue Growth for Q4

AUSTIN, Texas--(BUSINESS WIRE)--January 28, 2010--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the third quarter of fiscal year 2010, which ended Dec. 26, 2009.

Revenue for the quarter was $65.2 million, up 49 percent compared to $43.8 million during the third quarter of fiscal year 2009 and $55.7 million in the previous quarter. Gross margin for the quarter was 54 percent, down from 55 percent in the quarter a year ago and up sequentially from 52 percent for the previous quarter.

Total GAAP operating expenses for the quarter were approximately $24.0 million, up from $22.5 million in the previous quarter. GAAP operating expenses in the third quarter included a net benefit of $500,000 in proceeds from the sale of non-marketable securities that had been previously written off, as well as an additional $289,000 in net facility related credits. GAAP operating expenses also include charges of $1,342,000 for stock-based compensation, $404,000 in acquisition-related amortization of intangibles, and $135,000 related to a litigation settlement taken during the quarter. Non-GAAP operating expenses for the quarter were approximately $22.9 million, compared to $22.4 million for the September quarter.

Income from operations on a GAAP basis was approximately $10.9 million or 17 percent operating margin. Excluding the items noted above, non-GAAP income from operations was $12.1 million, or 19 percent operating margin.

Cirrus Logic reported third quarter GAAP net income of approximately $11.1 million, or $0.17 per share based on 65.6 million average diluted shares outstanding. Excluding the items noted above, on a non-GAAP basis the company reported net income of $12.2 million, or $0.19 per diluted share.

“We are extremely pleased with our Q3 results. Continued market share gains in portable audio drove our overall year-over-year growth, and strength across many of our product lines allowed revenue to exceed our initial projections for the quarter. We shipped more than a million units of our newest power meter family for the first time, and a general recovery of our traditional industrial business contributed to our improved margins,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “We expect this progress to continue through FY11, and we are now focusing on our plans to drive growth in FY12 and beyond.”

Outlook for Fourth Quarter FY 2010 (ending March 27, 2010):

  Revenue is expected to range between $55 million and $59 million;
  Gross margin is expected to be between 54 percent and 56 percent; and
  Combined R&D and SG&A expenses are expected to range between $24 million and $26 million, which include approximately $1.5 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the third quarter of fiscal year 2010, on Jan. 28, 2010 at 10:30 a.m. EST. Those wishing to join should call 480-629-9866, or 877-549-7750 (Conference ID: 4198207) at approximately 10:20 a.m. EST. A replay of the conference call will also be available beginning one hour after the completion of the call, until Feb. 4, 2010. To access the recording, dial 303-590-3030, or toll-free at 800-406-7325 (Conference ID: 4198207). A live and an archived webcast of the conference call will also be available via the Investor section of the company’s website at www.cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP operating expenses, non-GAAP net income, non-GAAP net income from operations, and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of fourth quarter fiscal year 2010 revenue, year-over-year revenue growth, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the fourth quarter of fiscal year 2010, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 28, 2009, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	Dec. 26,	Sep. 26,	Dec. 27,	Dec. 26,	Dec. 27,
	2009	2009	2008	2009	2008
	Q3'10	Q2'10	Q3'09	Q3'10	Q3'09
Audio products	$47,063	$41,271	$25,870	$113,121	$78,504
Energy products	18,099	14,403	17,963	45,229	62,618
Net revenue	65,162	55,674	43,833	158,350	141,122
Cost of sales	30,276	26,700	19,755	74,903	62,407
Gross Profit	34,886	28,974	24,078	83,447	78,715

Operating expenses:
Research and development	12,834	12,355	10,896	37,697	33,365
Selling, general and administrative	11,428	11,746	11,055	33,245	34,655
Restructuring and other costs	86	(165)	-	(79)	-
Proceeds from non-marketable securities	(500)	-	-	(500)	-
Provision for litigation expenses and settlements	135	-	-	(2,610)	1,771
Patent agreement, net	-	(1,400)	-	(1,400)	-
Total operating expenses	23,983	22,536	21,951	66,353	69,791

Operating income (loss)	10,903	6,438	2,127	17,094	8,924

Interest income, net	269	376	679	1,108	2,252
Other income (expense), net	(7)	(21)	10	(46)	153
Income (loss) before income taxes	11,165	6,793	2,816	18,156	11,329
Provision (benefit) for income taxes	110	29	66	116	86
Net income (loss)	$11,055	$6,764	$2,750	$18,040	$11,243

Basic income (loss) per share:	$0.17	$0.10	$0.04	$0.28	$0.17
Diluted income (loss) per share:	$0.17	$0.10	$0.04	$0.28	$0.17

Weighted average number of shares:
Basic	65,302	65,281	65,172	65,279	65,588
Diluted	65,632	65,473	65,274	65,452	65,927

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	Three Months Ended			Nine Months Ended

	Dec. 26,	Sep. 26,	Dec. 27,	Dec. 26,	Dec. 27,
	2009	2009	2008	2009	2008
Net Income Reconciliation	Q3'10	Q2'10	Q3'09	Q3'10	Q3'09
GAAP Net Income	$ 11,055	$ 6,764	$ 2,750	$ 18,040	$ 11,243
Acquisition related items	404	404	364	1,212	400
Stock based compensation expense	1,397	1,383	1,310	4,133	4,210
Facility and other related adjustments	(375)	-	(36)	(397)	180
Provision for litigation expenses and settlements	135	-	-	(2,610)	1,771
Restructuring and other costs, net	86	(165)	-	(79)	-
Proceeds from non-marketable securities and other	(500)	-	-	(500)	11
Patent agreement, net	-	(1,400)	-	(1,400)	-
Non-GAAP Net Income (Loss)	$ 12,202	$ 6,986	$ 4,388	$ 18,399	$ 17,815

Earnings Per Share reconciliation
GAAP Diluted income per share	$ 0.17	$ 0.10	$ 0.04	$ 0.28	$ 0.17
Effect of Acquisition related items	0.01	0.01	0.01	0.02	0.01
Effect of Stock based compensation expense	0.02	0.02	0.02	0.06	0.06
Effect of Facility and other related adjustments	-	-	-	(0.01)	-
Effect of Provision for litigation expenses and settlements	-	-	-	(0.04)	0.03
Effect of Restructuring and other costs, net	-	-	-	-	-
Effect of Proceeds from non-marketable securities and other	(0.01)	-	-	(0.01)	-
Effect of Patent agreement, net	-	(0.02)	-	(0.02)	-
Non-GAAP Net income (loss) per share	$ 0.19	$ 0.11	$ 0.07	$ 0.28	$ 0.27

Operating Income Reconciliation
GAAP Operating Income (Loss)	$ 10,903	$ 6,438	$ 2,127	$ 17,094	$ 8,924
Stock compensation expense - COGS	55	43	55	150	300
Stock compensation expense - R&D	438	428	522	1,380	1,545
Stock compensation expense - SG&A	904	912	733	2,603	2,365
Acquisition related intangibles and other	404	404	364	1,212	400
Facility and other related adjustments	(375)	-	(36)	(397)	180
Provision for litigation expenses and settlements	135	-	-	(2,610)	1,771
Restructuring and other costs, net	86	(165)	-	(79)	-
Proceeds from non-marketable securities and other	(500)	-	-	(500)	11
Patent agreement, net	-	(1,400)	-	(1,400)	-
Non-GAAP Operating Income (Loss)	$ 12,050	$ 6,660	$ 3,765	$ 17,453	$ 15,496

Operating Expense Reconciliation
GAAP Operating Expenses	$ 23,983	$ 22,536	$ 21,951	$ 66,353	$ 69,791
Stock compensation expense - R&D	(438)	(428)	(522)	(1,380)	(1,545)
Stock compensation expense - SG&A	(904)	(912)	(733)	(2,603)	(2,365)
Amortization of acquisition intangibles	(404)	(404)	(364)	(1,212)	(1,092)
Facility and other related adjustments	375	-	36	397	(180)
Provision for litigation expenses and settlements	(135)	-	-	2,610	(1,771)
Restructuring and other costs, net	(86)	165	-	79	-
Proceeds from non-marketable securities and other	500	-	-	500	(11)
Patent agreement, net	-	1,400	-	1,400	-
Non-GAAP Operating Expenses	$ 22,891	$ 22,357	$ 20,368	$ 66,144	$ 62,827

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)
	Dec. 26,	Mar. 28,	Dec. 27,
	2009	2009	2008
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$ 24,831	$ 31,504	$ 28,134
Restricted investments	5,755	5,755	5,755
Marketable securities	77,636	79,346	83,647
Accounts receivable, net	25,131	10,814	15,638
Inventories	30,408	19,878	23,409
Other current assets	6,318	5,359	8,395
Total Current Assets	170,079	152,656	164,978

Long-term marketable securities	25,235	3,627	-
Property and equipment, net	18,499	19,367	20,063
Intangibles, net	22,654	23,309	24,573
Goodwill	6,027	6,027	6,027
Other assets	1,906	2,018	2,114
Total Assets	$ 244,400	$ 207,004	$ 217,755

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 25,172	$ 9,886	$ 8,295
Accrued salaries and benefits	7,609	6,432	6,183
Other accrued liabilities	5,047	6,004	7,391
Deferred income on shipments to distributors	4,033	3,426	8,038
Total Current Liabilities	41,861	25,748	29,907

Long-term restructuring accrual	492	931	1,011
Other long-term obligations	6,555	7,397	6,912

Stockholders' equity:
Capital stock	950,023	945,455	944,369
Accumulated deficit	(753,911)	(771,951)	(764,183)
Accumulated other comprehensive loss	(620)	(576)	(261)
Total Stockholders' Equity	195,492	172,928	179,925
Total Liabilities and Stockholders' Equity	$ 244,400	$ 207,004	$ 217,755

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com